Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Deerfield Triarc Capital Corp. (the “Company”) on Form 10-Q for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ JONATHAN W. TRUTTER
Date: November 7, 2007
Jonathan W. Trutter Chief Executive Officer (Principal Executive Officer)

/S/ RICHARD G. SMITH
Date:November 7, 2007
Richard G. Smith Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)